Exhibit 10.39

Severance Agreement

          This Agreement is entered into as of August 28, 2003 (the “Effective Date”), by and between      (the “Employee”) and Advanced Fibre Communications, Inc., a Delaware corporation (the “Company”).

          WHEREAS, it is expected that the Company from time to time will consider the possibility of a Change in Control (as defined below). The Board of Directors of the Company (the “Board”) recognizes that such a possibility may create concerns about job security, impair productivity and be a distraction to the Employee to consider alternative employment opportunities;

          WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue employment and to maximize the value of the Company upon a Change in Control for the benefit of its stockholders; and

          WHEREAS, in recognition that the Employee’s services have been fundamental to the Company’s development and in order to provide the Employee with enhanced financial security and sufficient incentive to remain with the Company, notwithstanding the possibility of a Change in Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee’s termination of employment in connection with a Change in Control;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and the continued employment of the Employee by the Company, the parties agree as follows:

          1. Severance Benefits.

          (a) Cash Severance. If, at any time within 18 months after a Change in Control, either (i) the Company terminates the Employee’s employment for any reason other than Cause; or (ii) the Employee resigns all positions with the Company for Good Reason, then the Company shall immediately make a lump sum severance payment to the Employee in an amount equal to 100% of the sum of the following:

(i) The Employee’s Annual Base Salary; plus

(ii) The Employee’s Target Bonus.

          (b) Employee Benefits. If Subsection (a) above applies, the Employee and the Employee’s dependents shall remain eligible to participate in all of the Company’s group insurance and other employee benefit plans for a period of 12 months, as if the Employee were still actively employed by the Company. If the Company, after using its best efforts to maintain the Employee’s coverage, determines in good faith that coverage under the Company’s group insurance and other employee benefit plans cannot be continued, then the Company, at its own expense, shall obtain equivalent individual coverage for the Employee and the Employee’s dependents. If the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage under this Subsection (b) shall terminate (other than coverage that must be continued under COBRA). The coverage provided under this Subsection (b) shall run concurrently with and shall be offset against any continuation coverage under COBRA.

          (c) Termination Prior to Change in Control. Notwithstanding the foregoing, if the Employee is terminated by the Company for any reason other than Cause in the 12 months preceding a Change in Control and if the Employee can reasonably demonstrate that such termination either (i) was at the request of a third party who has taken steps which are reasonably anticipated to result in a Change in Control; or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then the Employee will be entitled to the severance benefits described above.

          (d) Release of Claims. As a condition to the receipt of the severance benefits described above, the Employee shall be required to execute a release of all claims arising out of the Employee’s employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law.

          (e) No Mitigation. The Employee will not be required to mitigate the amount of payments under this Agreement (whether by seeking new employment or in any other manner), nor will any such payment be reduced by any earnings that the Employee may receive from any other source.

          2. Definitions.

          (a) “Annual Base Salary.” For all purposes of this Agreement, “Annual Base Salary” shall mean the highest rate of annual base salary in effect at any time during the 12-month period immediately preceding the Change in Control.

          (b) “Cause.” For all purposes of this Agreement, “Cause” shall mean that the Employee has been terminated for “cause” by majority vote of the Board (excluding the Employee) as a result of the occurrence of one of the following events provided that such event is materially or potentially materially injurious to the operations, financial condition or business reputation of the Company and that results from a willful act or omission by the Employee:

(i) The commission of an act of fraud, embezzlement or dishonesty by the Employee, directly related to the performance of duties for the Company;

(ii) An unauthorized use or disclosure by the Employee of confidential information or trade secrets of the Company; or

(iii) The Employee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof.

     No act, or failure to act, by the Employee shall be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the Company’s best interest.

          (c) “Change in Control.” For all purposes of this Agreement, a “Change in Control” shall have occurred:

(i) Upon consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(A) the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(B) no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii) If individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board; or

(iii) Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

(iv) The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (d) “Good Reason.” For all purposes of this Agreement, “Good Reason” shall mean that the Employee has not been terminated for Cause and elects to resign after one or more of the following events:

(i) A reduction of the Employee’s Annual Base Salary by more than 10%;

(ii) A reduction in the Employee’s level of compensation (including Annual Base Salary, Target Bonus, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than 10%;

(iii) The failure to provide the Employee with employee benefit plans, programs and practices (including equity compensation plans) that are at least substantially similar in the aggregate (in terms of benefit levels and reward opportunities) to the employee benefit plans, programs, policies and practices in effect immediately prior to the Change in Control;

(iv) The diminution or reduction of the Employee’s title, authority, position, duties or responsibilities;

(v) The Employee, at any time after the Company has been subject to a Change in Control, is required to report to another officer or designee of the Board who is less senior than the officer to whom the Employee reported prior to the Change in Control;

(vi) The relocation by the Company of the Employee’s principal place of employment resulting in an increase of a minimum of an additional 50 miles in the

Employee’s commute from his or her residence (immediately before the Change in Control) to the Employee’s principal place of employment (with such commuting distance calculated based on the shortest distance using commonly traveled routes), provided that a requirement that the Employee work at a location or locations other than the Employee’s principal place of employment shall not be deemed a relocation of the Employee’s principal place of employment unless the Employee is permanently required to work at such other location or locations for more than 10 days per month and, provided further, that in no event shall there be deemed to be a relocation of the Employee’s principal place of employment as a result of required business travel to an extent substantially consistent with the Employee’s business travel obligations prior to the Change in Control; or

(vii) The failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 4(a) below.

          (e) “Target Bonus.” For all purposes of this Agreement, “Target Bonus” shall mean the Employee’s target bonus under the Company’s annual bonus program, or any comparable bonus under any predecessor or successor plan for the year prior to the year in which the Change in Control occurs.

          3. Limitation on Parachute Payments

          (a) Application of this Section. In the event that payments and other benefits under this Agreement (the “Agreement Payments”) and payments and benefits otherwise provided to the Employee under any other plan or arrangement (“Total Payments”) would constitute “parachute payments” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax imposed by section 4999 of the Code (the “Excise Tax”), then the Agreement Payments shall be either:

(i) delivered in full; or

(ii) delivered to the extent that maximizes the value of the Agreement Payments without causing any portion of the Total Payments to be subject to the Excise Tax (the “Reduced Amount”),

whichever of the foregoing amounts, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Employee (including the Excise Tax), results in the receipt by the Employee, on an after-tax basis, of the greatest amount of Agreement Payments. The foregoing determination shall be made by the independent auditors most recently selected by the Board (the “Auditors”).

          (b) Reduction of Payments. If the Auditors determine that the Reduced Amount results in the greatest amount of Agreement Payments to the Employee under Subsection (a) above, then the Company shall promptly give the Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Employee may then elect which and how much of the Agreement Payments shall be reduced and shall advise the Company in writing of the election within 10 days of receipt of notice. If no such election is made by the Employee within such 10-day period, then the Company may elect which and how much of the Agreement Payments shall be reduced and shall notify the Employee promptly of such election. All determinations made by the Auditors under this Section 3 shall be binding upon the Company and the Employee and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Employee such Agreement Payments as are then due to the Employee and shall promptly pay or transfer to or for the benefit of the Employee in the future such Agreement Payments as become due to the Employee.

          (c) Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Agreement Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that the Employee shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Employee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

          4. Successors.

          (a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the Company’s obligations under this Agreement and agree to expressly perform the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          5. Arbitration.

          (a) Scope of Arbitration Requirement. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement and any and all claims arising from or relating to the Employee’s employment, including (but not limited to) claims against any current or former employee, director or agent of the Company, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge or failure to provide a leave of absence, or claims regarding commissions, stock options or bonuses, infliction of emotional distress or unfair business practices.

          (b) Procedure. The arbitrator’s decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator’s decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrator shall allow the discovery authorized by the California Arbitration Act or the discovery that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in Petaluma, California, or, at the Employee’s option, the county in which the Employee primarily worked with the Company at the time when the arbitrable dispute or claim first arose.

          (c) Costs. The Company shall bear all costs of arbitration, including the arbitrator’s fees.

          (d) Applicability. This Section 5 shall not apply to (i) workers’ compensation or unemployment insurance claims or (ii) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either the Employee or the Company.

          6. Miscellaneous Provisions.

          (a) No Set-off. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement.

          (b) Legal Fees. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code.

          (c) Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address that the Employee most recently communicated to the Company in writing.

In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (e) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

          (f) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (g) Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the “Law”), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Employee

Advanced Fibre Communications, Inc.

By

Its